Exhibit 99.2

Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register Acquires WorkflowOne

DAYTON, Ohio (August 1, 2013) Standard Register (NYSE: SR) announced today that it has acquired WorkflowOne in a transaction valued at $218 million, financed by assuming $210 million of long-term debt and the issuance of warrants with an estimated value of $8 million. The transaction advances Standard Register’s revenue position, enhances its product and solutions portfolio, broadens its customer base, improves its cost structure and provides greater financial flexibility and stability.

Standard Register expects to achieve $1 billion in annual revenue and $40 million in annual savings when the integration of the two companies is complete. The acquisition is expected to deliver value creation benefits immediately from combined sales and operating capabilities and to improve 2013 EBITDA (a non-GAAP measure of earnings before interest, taxes, depreciation and amortization). The Company will go to market under the Standard Register corporate umbrella and will rapidly integrate its operations. WorkflowOne will initially operate as a subsidiary of Standard Register. Joseph P. Morgan, Jr., president and chief executive officer of Standard Register, will lead the combined company. Timothy A. Tatman, former president and chief executive officer of WorkflowOne, will serve in an advisory capacity through the integration.

Both companies are headquartered in Dayton, Ohio, with software development, traditional and digital printing and distribution facilities throughout the U.S. and in Canada and Mexico. Standard Register serves many of the largest healthcare and commercial organizations with a portfolio of technology-enabled multi-channel communication and marketing solutions supported by a nationwide printing, kitting and distribution network. WorkflowOne provides printing, document management, distribution and marketing services to a large customer base. The combined company has 4,000 employees, including 920 in Dayton.

“This strategic combination brings together two companies with highly complementary business and market presence to create a leading player in workflow, communications and analytics,” said Morgan. “The acquisition of WorkflowOne increases our customer base and incremental growth opportunities. It also provides new markets and capabilities in retail and promotional products and cross-selling opportunities. And, importantly, we are acquiring a significant pool of talented people with expertise in our industry and markets.”

“Standard Register has a defined, demand-based strategy that embraces the changes taking place within the printing industry. By embracing the changes, we have been able to identify new technology-enabled solutions that are growing in the marketplace and build a strategic roadmap of investments that will position us for continued success. Standard Register and WorkflowOne have a combined heritage in printing, document management and communications that is enhanced through this acquisition. We have identified many synergies in this part of the business, including simplifying processes, leveraging engineering expertise, optimizing the supply chain and improving overall capacity utilization. The cash flow from this large manufacturing network will be a source for fueling future growth,” Morgan continued. “We have a keen understanding of the trends taking place in our combined key market segments of healthcare, financial services, manufacturing and retail, and are continuing to develop innovative solutions in marketing communications, customer communications, product marketing and labeling, patient identification and safety and patient information.”

“We have engaged AlixPartners to help us with integration planning and synergy alignment. They provided valuable counsel for our strategic restructuring and have a deep understanding of our company and markets,” Morgan said.

In addition to creating one of the largest printing and print management companies in North America, the combination:

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Increases customer diversification and penetration in our strategic markets with more than 12,000 customers

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Serves most of the nation’s largest bank holding companies and financial services companies

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Creates a $300 million healthcare patient-centric communications business

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Establishes Standard Register among the top 10 label manufacturers in North America, and

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Adds a top 15 promotional products business

“By joining forces with Standard Register, we will be able to provide our customers with deeper capabilities across a broader range of products and services than ever before,” said Tatman. “I am very excited about the future of our combined companies.”

BofA Merrill Lynch served as financial advisor to Standard Register and Perella Weinberg Partners advised WorkflowOne.

Renewal and Expansion of Credit Facility

In conjunction with the transaction, Standard Register announced it has completed an early renewal and an expansion of its credit facility. The Company entered into a five-year $125 million senior-secured asset-based credit facility that provides additional liquidity and the ability to capitalize on opportunities to grow the company. The new facility amends and extends the existing credit facility, which was due to mature on March 31, 2014. The facility is secured by the Company’s existing and future working capital assets. Proceeds will be used for financing working capital, expanding investment and for general corporate purposes of the newly combined company. Bank of America, N.A. is the Lead Arranger for the credit facility.

Conference Call

Standard Register’s President and Chief Executive Officer Joseph P. Morgan, Jr., and Chief Financial Officer Robert Ginnan will host a conference call at 10:00 a.m. EDT on August 1, 2013, to discuss the transaction benefits and second quarter 2013 performance. The call can be accessed via an audio webcast accessible at http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR), is trusted by the world’s leading companies to advance their reputations and add value to their operations by aligning communications with corporate standards and priorities. Providing market-specific insights and a compelling portfolio of workflow, communications and analytics solutions to address the changing business landscape in healthcare, financial services, manufacturing and retail markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our ability to successfully integrate the acquired assets or achieve the expected synergies of the WorkflowOne acquisition, access to capital for expanding in our solutions, the pace at which digital technologies and electronic health records (EHR) adoption erode the demand for certain products and services, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.